Exhibit 99

Colgate Announces 1st Quarter 2026 Results

•Net sales increased 8.4%; Organic sales* increased 2.9%, including a 0.6% negative impact from lower private label pet food sales
•GAAP EPS decreased 6% to $0.80; Base Business EPS* increased 7% to $0.97
•GAAP Gross profit margin and Base Business Gross profit margin* decreased 20 basis points to 60.6%
•Net cash provided by operations was $747 million for the first three months of 2026
•The Company’s leadership in toothpaste continued with its global market share at 41.1% year to date
•The Company’s leadership in manual toothbrushes continued with its global market share at 32.6% year to date
•The Company maintained its sales and earnings per share guidance and updated its gross profit margin guidance for full year 2026

First Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2026	2025	Change
Net Sales	$5,324	$4,911	+8.4%
EPS (diluted)	$0.80	$0.85	-6%

First Quarter Total Company Results (Base Business - Non-GAAP)*
	2026	2025	Change
Organic Sales Growth			+2.9%
Base Business EPS (diluted)	$0.97	$0.91	+7%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” and “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, May 1, 2026…Colgate-Palmolive Company (NYSE:CL) today reported results for first quarter 2026. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business first quarter results, “We delivered a strong start to 2026, with broad-based top and bottom-line growth. Net sales and organic sales grew in every category and in four of five divisions with a nice balance of volume and pricing growth. Gross profit margin increased sequentially versus fourth quarter 2025 and operating profit, net income, earnings per share and free cash flow all increased year over year along with an increase in advertising spending.

"These results underscore the resilience of our business model as we are able to execute against our long-term strategy while delivering strong results in a difficult operating environment. While we expect the volatile macroeconomic conditions and slower category growth to continue in 2026, we are aligned behind our 2030 strategy to deliver consistent, compounded earnings per share growth and drive long-term shareholder value.”

Separately, building on the Company’s successful implementation of the Strategic Growth and Productivity Program (the “SGPP”) to date, on April 30, 2026, the Company's Board of Directors approved an expansion of the SGPP to continue to align the Company’s operations to drive future growth and support the Company’s 2030 strategy. The Company still expects substantially all of the charges to be incurred by December 31, 2028. As a result of the expansion, cumulative pretax charges related to the SGPP, once all projects are approved and implemented, are now estimated to be $350 million to $550 million, increased from $200 million to $300 million. Cumulative pretax savings are projected to be $200 million to $300 million, annually, once all projects are approved and implemented.

Full Year 2026 Guidance
Based on current spot rates and including the estimated impact of tariffs announced and finalized as of April 29, 2026:
•The Company still expects net sales to be up 2% to 6%, including a low-single-digit positive impact from foreign exchange.
•The Company still expects organic sales growth to be 1% to 4%. This includes the impact from our exit from the private label pet food business.

•On a GAAP basis, the Company now expects gross profit margin to be down (versus up previously) and still expects advertising to be up on both a dollar basis and as a percentage of net sales and double-digit earnings per share growth.
•On a non-GAAP (Base Business) basis, the Company now expects gross profit margin to be down (versus up previously) and still expects advertising to be up on both a dollar basis and as a percentage of net sales; it also still expects low to mid-single-digit earnings per share growth.

Divisional Performance
See attached "Table 5 - Geographic Sales Analysis Percentage Changes" and "Table 4 - Segment Information" for additional information on net sales and operating profit by division.

First Quarter Sales Growth By Division (% change 1Q 2026 vs. 1Q 2025 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume**	Pricing	FX
North America(1)	17%	-1.8%	-2.2%	-3.2%	+1.0%	+0.4%
Latin America	25%	+14.8%	+5.4%	+2.0%	+3.4%	+9.5%
Europe, Middle East & Africa(1)	21%	+11.9%	+3.5%	+2.2%	+1.2%	+8.5%
Asia Pacific(1)	15%	+8.9%	+5.6%	+4.6%	+1.0%	+3.3%
Hill's Pet Nutrition	22%	+6.7%	+2.1%	+0.2%	+3.8%	+2.7%

Total Company	100%	+8.4%	+2.9%	+1.1%	+2.2%	+5.1%
Note: Table may not sum due to rounding.
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026. The results of the Europe and Africa/Eurasia (excluding Russia and Belarus) reportable operating segments and the skin health business (previously within the North America reportable operating segment) have been combined in a new Europe, Middle East & Africa reportable operating segment. In conjunction with this realignment, Russia and Belarus, which were previously reported within the Africa/Eurasia reportable operating segment, are now reported within the Asia Pacific reportable operating segment. Recast historical geographic segment information can be found on the Company's website.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 5 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
**The impact of the acquisition of the Prime100 pet food business on as reported volume was 1.9% and 0.4% for Hill's Pet Nutrition and Total Company, respectively.

First Quarter Operating Profit By Division ($ in millions)
	1Q 2026	% Change vs 1Q 2025	% to Net Sales	Change in basis points vs 1Q 2025 % to Net Sales
North America(1)	$141	-28%	15.8%	-590
Latin America	$401	15%	30.6%	+20
Europe, Middle East & Africa(1)	$266	20%	23.6%	+160
Asia Pacific(1)	$222	9%	27.6%	-10
Hill's Pet Nutrition	$280	8%	23.4%	+30

Total Company, As Reported	$964	-10%	18.1%	-380
Total Company, Base Business*	$1,134	4%	21.3%	-90
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, the Company will post its prepared materials regarding first quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:00 a.m. ET today, the Company will host a conference call regarding first quarter results. To access this call as a webcast, please go to Colgate-Palmolive’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, Ajax, Axion, Darlie, elmex, EltaMD, Fabuloso, Filorga, hello, Hill’s Prescription Diet, Hill’s Science Diet, Irish Spring, Lady Speed Stick, meridol, PCA SKIN, Prime100, Protex, Sanex, Softsoap, Sorriso, Soupline, Speed Stick, Suavitel and Tom’s of Maine. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water and improving children’s oral health through our Colgate Bright Smiles, Bright Futures program, which has reached approximately two billion children and their families since 1991. For more information about Colgate-Palmolive and how we make more smiles, visit www.colgatepalmolive.com. CL-E

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. Except as otherwise noted, all market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related prepared materials and webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, category growth rates, the impact of foreign exchange, the impact of developments in global trade relations and tariffs, the impact of geopolitical events and tensions, wars and military conflicts, such as in Ukraine and the Middle East, cost reduction plans (including the Strategic Growth and Productivity Program), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made, except as otherwise noted with respect to tariffs, on the basis of the Company’s views and assumptions as of May 1, 2026. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to the Strategic Growth and Productivity Program and the ERISA litigation matter.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release and the related prepared materials and webcast discuss Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2026 versus 2025 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2026 and 2025 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2026 and 2025 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for first quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026	2025

Net sales	$5,324	$4,911

Cost of sales	2,098	1,924

Gross profit	3,226	2,987

Gross profit margin	60.6%	60.8%

Selling, general and administrative expenses	2,076	1,898

Other (income) expense, net	186	13

Operating profit	964	1,076

Operating profit margin	18.1%	21.9%

Non-service related postretirement costs	26	72

Interest expense	62	66

Interest income	16	15

Income before income taxes	892	953

Provision for income taxes	211	227

Effective tax rate	23.6%	23.7%

Net income including noncontrolling interests	681	726

Less: Net income attributable to noncontrolling interests	35	36

Net income attributable to Colgate-Palmolive Company	$646	$690

Earnings per common share
Basic	$0.81	$0.85
Diluted	$0.80	$0.85

Supplemental Income Statement Information
Average common shares outstanding
Basic	802.3	812.0
Diluted	805.1	815.0

Advertising	$734	$668

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2026, December 31, 2025 and March 31, 2025

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2026	2025	2025
Cash and cash equivalents	$1,335	$1,288	$1,112
Receivables, net	1,889	1,675	1,725
Inventories	2,086	2,032	2,125
Other current assets	772	714	852
Property, plant and equipment, net	4,622	4,660	4,416
Goodwill	3,107	3,122	3,334
Other intangible assets, net	1,521	1,536	1,782
Other assets	1,278	1,303	1,301
Total assets	$16,610	$16,330	$16,647

Total debt	$7,973	$7,988	$8,269
Other current liabilities	5,898	5,736	5,163
Other non-current liabilities	2,253	2,241	2,482
Total liabilities	16,124	15,965	15,914
Total Colgate-Palmolive Company shareholders’ equity	145	54	363
Noncontrolling interests	341	311	370
Total liabilities and equity	$16,610	$16,330	$16,647

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,554	$6,593	$6,958
Working capital % of sales	(5.7)%	(7.0)%	(3.3)%

Note:
(1) Marketable securities of $84, $107 and $199 as of March 31, 2026, December 31, 2025 and March 31, 2025, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2026 and 2025

(Dollars in Millions) (Unaudited)

	2026	2025
Operating Activities
Net income including noncontrolling interests	$681	$726
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	156	148
ERISA litigation matter	—	65
Restructuring and termination benefits, net of cash	165	(7)
Stock-based compensation expense	40	23
Deferred income taxes	(18)	(24)
Cash effects of changes in:
Receivables	(215)	(174)
Inventories	(41)	(86)
Accounts payable and other working capital	(11)	(57)
Other non-current assets	19	(1)
Other non-current liabilities	(29)	(13)
Net cash provided by (used in) operations	747	600

Investing Activities
Capital expenditures	(138)	(124)
Purchases of marketable securities and investments	(70)	(134)
Proceeds from sale of marketable securities and investments	94	97
Other investing activities	(8)	2
Net cash provided by (used in) investing activities	(122)	(159)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	1,138	164
Principal payments on debt	(1,082)	(4)
Proceeds from issuance of debt	—	—
Dividends paid	(417)	(406)
Purchases of treasury shares	(306)	(284)
Proceeds from exercise of stock options	127	40
Other financing activities	(23)	32
Net cash provided by (used in) financing activities	(563)	(458)

Effect of exchange rate changes on Cash and cash equivalents	(15)	33
Net increase (decrease) in Cash and cash equivalents	47	16
Cash and cash equivalents at beginning of the period	1,288	1,096
Cash and cash equivalents at end of the period	$1,335	$1,112

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$747	$600
Less: Capital expenditures	(138)	(124)
Free cash flow before dividends	$609	$476

Income taxes paid	$176	$139
Interest paid	$96	$109

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2026 and 2025

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Net Sales
Oral, Personal and Home Care

North America(1)	$888	$904
Latin America	1,313	1,143
Europe, Middle East & Africa(1)	1,126	1,007
Asia Pacific(1)	804	738

Total Oral, Personal and Home Care	4,131	3,792

Pet Nutrition	1,194	1,118

Total Net Sales	$5,324	$4,911

	Three Months Ended March 31,
	2026	2025
Operating Profit
Oral, Personal and Home Care

North America(1)	$141	$197
Latin America	401	348
Europe, Middle East & Africa(1)	266	222
Asia Pacific(1)	222	204

Total Oral, Personal and Home Care	1,030	971

Pet Nutrition	280	258
Corporate(2)	(346)	(153)

Total Operating Profit	$964	$1,076

Tables may not sum due to rounding.

Notes:
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.
(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2026 included charges resulting from the Strategic Growth and Productivity Program of $171.

Corporate Operating profit (loss) for the three months ended March 31, 2025 included charges resulting from the ERISA litigation matter of $15.

Table 5
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2026 vs. 2025

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	8.4%	2.9%	1.1%	0.6%	2.2%	5.1%

North America(2)	(1.8)%	(2.2)%	(3.2)%	(3.2)%	1.0%	0.4%

Latin America	14.8%	5.4%	2.0%	2.0%	3.4%	9.5%

Europe, Middle East & Africa(2)	11.9%	3.5%	2.2%	2.2%	1.2%	8.5%

Asia Pacific(2)	8.9%	5.6%	4.6%	4.6%	1.0%	3.3%

Total CP Products	8.9%	3.1%	1.3%	1.3%	1.8%	5.9%

Hill’s Pet Nutrition	6.7%	2.1%	0.2%	(1.7)%	3.8%	2.7%

Emerging Markets(3)	12.9%	6.2%	3.5%	3.5%	2.7%	6.7%

Developed Markets	4.9%	0.2%	(0.9)%	(1.7)%	1.9%	3.9%

Table may not sum due to rounding.

Notes:
(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.4%, 1.9% and 0.8% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.
(2) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.
(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa, the Middle East and Eastern and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2026	2025
Selling, general and administrative expenses, GAAP	$2,076	$1,898
Strategic Growth and Productivity Program	(6)	—
ERISA litigation matter	—	(15)
Selling, general and administrative expenses, non-GAAP	$2,071	$1,883

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2026	2025	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	39.0%	38.6%	40
Strategic Growth and Productivity Program	(0.1)%	—%
ERISA litigation matter	—%	(0.3)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	38.9%	38.3%	60

Other (Income) Expense, Net	2026	2025
Other (income) expense, net, GAAP	$186	$13
Strategic Growth and Productivity Program	(165)	—
Other (income) expense, net, non-GAAP	$21	$13

Operating Profit	2026	2025	% Change
Operating profit, GAAP	$964	$1,076	(10)%
Strategic Growth and Productivity Program	171	—
ERISA litigation matter	—	15
Operating profit, non-GAAP	$1,134	$1,091	4%

			Basis Point
Operating Profit Margin	2026	2025	Change
Operating profit margin, GAAP	18.1%	21.9%	(380)
Strategic Growth and Productivity Program	3.2%	—%
ERISA litigation matter	—%	0.3%
Operating profit margin, non-GAAP	21.3%	22.2%	(90)

Non-Service Related Postretirement Costs	2026	2025
Non-service related postretirement costs, GAAP	$26	$72
Strategic Growth and Productivity Program	(5)	—
ERISA litigation matter	—	(50)
Non-service related postretirement costs, non-GAAP	$20	$22

Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 6
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$892	$211	$681	$35	$646	23.6%	$0.80
Strategic Growth and Productivity Program	176	37	139	1	138	(0.4)%	0.17
Non-GAAP	$1,068	$248	$820	$36	$784	23.2%	$0.97

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$953	$227	$726	$36	$690	23.7%	$0.85
ERISA litigation matter	65	12	53	—	53	(0.3)%	0.06
Non-GAAP	$1,018	$239	$779	$36	$743	23.4%	$0.91

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.